                   REPORT OF INDEPENDENT AUDITORS ON SCHEDULES




The Board of Directors and Stockholder
Farm Bureau Life Insurance Company

We have audited the consolidated balance sheets of Farm Bureau Life Insurance Company as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 2000, and have issued our report thereon dated February 5, 2001 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in
Item 3 of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



                                                      /s/ Ernst & Young LLP




Des Moines, Iowa
February 5, 2001

                   SCHEDULE I - SUMMARY OF INVESTMENTS - OTHER
                       THAN INVESTMENTS IN RELATED PARTIES
                       FARM BUREAU LIFE INSURANCE COMPANY

                                DECEMBER 31, 2000

                    COLUMN A                             COLUMN B               COLUMN C               COLUMN D
-------------------------------------------------  ---------------------  ---------------------  ---------------------
                                                                                                   AMOUNT AT WHICH
                                                                                                    SHOWN IN THE
          TYPE OF INVESTMENT                               COST (1)             VALUE               BALANCE SHEET
-------------------------------------------------  ---------------------  ---------------------  ---------------------
                                                                         (DOLLARS IN THOUSANDS)
 Fixed maturity securities, held for investment-
    mortgage-backed securities.................     $     284,253         $      288,661          $     284,253
                                                                          =====================

 Fixed maturity securities, available for sale:
  Bonds:
    United States Government and agencies........          51,285                 53,237                 53,237
    State, municipal and other governments.......          60,456                 61,543                 61,543
    Public utilities.............................         123,821                126,192                126,192
    Corporate securities.........................         994,154                967,805                967,805
    Mortgage and asset-backed securities.........         749,805                752,112                752,112
    Convertible bonds............................          33,390                 31,853                 31,853
  Redeemable preferred stock.....................          43,409                 40,603                 40,603
                                                   ---------------------  ---------------------  ---------------------
       Total.....................................       2,056,320         $    2,033,345              2,033,345
                                                                          =====================

 Equity securities, available-for-sale:
  Common stocks:
    Banks, trusts, and insurance companies.......           6,636                  6,636                  6,636
    Industrial, miscellaneous, and all other.....          18,303                 16,793                 16,793
  Nonredeemable preferred stocks.................           7,690                  7,352                  7,352
                                                   ---------------------  ---------------------  ---------------------
       Total.....................................          32,629         $       30,781                 30,781
                                                                          =====================

 Mortgage loans on real estate...................         322,668                                       321,862   (2)
 Investment real estate:
    Acquired for debt............................           5,285                                         5,285
    Investment...................................          18,535                                        18,535
 Policy loans....................................         125,987                                       125,987
 Other long-term investments.....................           1,629                                         1,318   (2)
 Short-term investments..........................          50,035                                        50,035
                                                   ---------------------                         ---------------------
                                                    $   2,897,341                                 $   2,871,401
                                                   =====================                         =====================

(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturities, other long-term investments and short-term investments; original cost for equity securities; unpaid principal balance for mortgage loans on real estate and policy loans, and original cost less accumulated depreciation for investment real estate.

(2) Amount not equal to cost (Column B) because of allowance for possible losses deducted from cost to determine reported amount.

                            SCHEDULE IV - REINSURANCE
                       FARM BUREAU LIFE INSURANCE COMPANY

              COLUMN A                  COLUMN B        COLUMN C         COLUMN D        COLUMN E         COLUMN F
              --------                --------------  --------------   --------------  --------------   --------------
                                                         CEDED TO       ASSUMED FROM                      PERCENT OF
                                                          OTHER             OTHER                           AMOUNT
                                       GROSS AMOUNT     COMPANIES        COMPANIES       NET AMOUNT     ASSUMED TO NET
                                      --------------  --------------   --------------  --------------   --------------
                                                                   (DOLLARS IN THOUSANDS)
Year ended December 31, 2000:
    Life insurance in force, at end
      of year......................... $ 22,601,417    $  2,058,980     $      2,432    $ 20,544,869             -  %
                                      ==============  ==============   ==============  ==============   ==============
    Insurance premiums and other
      considerations:
      Interest sensitive product
        charges....................... $     61,727    $      2,049     $        102    $    59,780              -
      Traditional life insurance
        premiums......................       86,684           2,854               -          83,830
      Accident and health premiums....       14,220           4,566               -           9,654              -
                                      --------------  --------------   --------------  --------------   --------------
                                       $    162,631    $      9,469     $        102    $   153,264              -  %
                                      ==============  ==============   ==============  ==============   ==============

Year ended December 31, 1999:
    Life insurance in force, at end
      of year......................... $ 21,024,991    $  1,826,299     $         56    $ 19,198,748             -  %
                                      ==============  ==============   ==============  ==============   ==============
    Insurance premiums and other
      considerations:
      Interest sensitive product
        charges....................... $     57,206    $      1,846     $          3    $    55,363              -
      Traditional life insurance
        premiums......................       85,689           3,120               -          82,569
      Accident and health premiums....       13,731             370               -          13,361              -
                                      --------------  --------------   --------------  --------------   --------------
                                       $    156,626    $      5,336     $          3    $   151,293              -  %
                                      ==============  ==============   ==============  ==============   ==============

Year ended December 31, 1998:
    Life insurance in force, at end
      of year......................... $ 19,665,773    $  1,298,695     $         -     $ 18,367,078             -  %
                                      ==============  ==============   ==============  ==============   ==============
    Insurance premiums and other
      considerations:
      Interest sensitive product
        charges....................... $     53,976    $      1,820     $         1     $    52,157              -
      Traditional life insurance
        premiums......................       84,554           2,802               -          81,752
      Accident and health premiums....       13,037           1,316               -          11,721              -
                                      --------------  --------------   --------------  --------------   --------------
                                       $    151,567    $      5,938     $         1     $   145,630              -  %
                                      ==============  ==============   ==============  ==============   ==============